Exhibit 21

SUBSIDIARIES OF REGISTRANT (at June 30, 2001)

ORGANIZED UNDER
LAW OF
======================================================================================================
DIMON Incorporated	Virginia
A.D. DIMON Gorica	Macedonia
A.D. DIMON Mara Dimova	Macedonia
Africa Holding S.A.	Luxembourg
Agroexpansion S.A.	Spain
Austro-Hellenique S.A. DeBatiment	Greece
CdF Eastern Europe A/O	Russia
Cdf International S.A.	Uraguay
Compania General de Tabacos de Filipinas	Spain
Contentnea, Inc.	Delaware
Cordillerana Tabacalera Paraguaya S.A.	Paraguay
DBI Tabacos Ltda.	Brazil
Dibrell Brothers International (Pvt) Ltd.	Zimbabwe
Dibrell Brothers Zimbabwe	Zimbabwe
DIMON (Malawi) Ltd.	Malawi
DIMON Argentina S.A.	Argentina
DIMON Bulgaria EOOD	Bulgaria
DIMON Congo S.p.r.l.	Congo
DIMON do Brasil Tabacos Ltda.	Brazil
DIMON Exportadora de Fumos	Brazil
DIMON Guatemala, S.A.	Guatemala
DIMON Hellas Tobacco S.A.	Greece
DIMON Kyrgystan, JSC	Kyrgyzstan
DIMON International A.G.	Switzerland
DIMON International (FSC) Inc., V. I.	Virgin Islands
DIMON International Services, Ltd.	U.K.
DIMON International Tabak B.V.	The Netherlands
DIMON Italia S.r.l.	Italy
DIMON Leaf (Thailand) Ltd.	Thailand
DIMON Limited UK	U.K.
DIMON Mexico, S.A. de C.V.	Mexico
DIMON Tanzania Limited	Tanzania
DIMON Turk Tutun A.S.	Turkey
DIMON Zimbabwe (Pvt) Ltd.	Zimbabwe
DIMON-Rotag AG	Germany
Domitab, S.A.	Dominican Republic
Exportadora de Tabacos Transcontinental Ltda.	Brazil
Felemenk Turk Tutun A.S.	Turkey
Fumex Tabacalera Ltda.	Brazil
Georges Allamanis Tobacco International S.A.	Greece
Holdings International Service Corp.	Bermuda
N.V. Hollandsch Turksche Tabak Maatschappij	The Netherlands
Intabex (Malawi) Ltd	Malawi
Intabex (Thailand) Ltd	Thailand
Intabex Germany Rohtabakwerk GmbH, Glauzig	Germany

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SUBSIDIARIES OF REGISTRANT (at June 30, 2001) Continued

ORGANIZED UNDER
LAW OF
======================================================================================================
Intabex Netherlands BV	The Netherlands
Intabex Processors Argentina SA	Argentina
Intabex Worldwide	Luxembourg
International Tobacco (Malawi) Ltd.	Malawi
Kin-Farm, Inc.	Delaware
Siam Ventures Ltd	Thailand
Tabacosfil Paraguay S.A. Comercial	Paraguay
Tabex Brasil Tobacos Ltda.	Brazil
Tabex-Dibrell Processors (Pvt) Ltd.	Zimbabwe
Tobacco de Manica Limitada	Mozambique
Tobacco Development Company Ltd	Zambia
Tobacos de Tete	Mozambique
Yardiner S.A.	Uruguay
Zambia & Overseas Tobacco Co Ltd	Zambia

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